UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2013.

ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 4, 2013, ALCO Stores, Inc. (the “Company”) held its annual stockholders' meeting at Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231 (the "Annual Meeting"), and the stockholders (1) elected Royce Winsten, Lolan C. Mackey, Dennis E. Logue, Richard E. Wilson and Terrence M. Babilla as directors to serve for a term of one year; (2) ratified the appointment of Grant Thornton LLP as the Company's independent public accounting firm for the fiscal year ending February 2, 2014; (3) approved the compensation of the Company’s named executive officers; and (4) voted to hold a non-binding advisory vote regarding the approval of the compensation of the Company’s named executive officers every year.

Set forth below are the votes with respect to each stockholder proposal:

Proposal 1: Election of Directors

	For	Withheld	Broker Non-Votes
Royce Winsten	1,366,529	406,433	444,052
Richard E. Wilson	1,382,850	390,112	444,052
Dennis E. Logue	1,376,673	396,289	444,052
Lolan C. Mackey	1,351,395	421,567	444,052
Terrence M. Babilla	1,354,823	418,139	444,052

Proposal 2: Ratification of Grant Thornton LLP as Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
2,129,346	79,299	8,369	0

Proposal 3: Approval of the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
1,651,712	120,505	745	444,052

Proposal 4: Frequency of Non-Binding Advisory Vote on the Approval of the Compensation of the Company’s Named Executive Officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,763,321	1,129	4,088	4,424	444,052

Item 7.01.  Regulation FD Disclosure.

The information set forth in Item 5.07 is incorporated herein by reference, in its entirety, into this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2013	ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer